As filed with the Securities and Exchange Commission on February 9, 2017

Registration No. 333-215071

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IES Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1731	76-0542208
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500

Houston, Texas 77056

(713) 860-1500

(Address, including Zip Code, and Telephone Number, including Area Code, of

Registrant’s Principal Executive Offices)

Gail Makode

Senior Vice President, General Counsel and Secretary

5433 Westheimer Road, Suite 500

Houston, Texas 77056

(713) 860-1500

(Name, Address, including Zip Code, and Telephone Number, including Area

Code, of Agent for Service)

Copies to:

G. Michael O’Leary

Courtney Cochran Butler

Andrews Kurth Kenyon LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is a part of this registration statement is a combined prospectus that relates to and will be used in connection with the offer and resale by the selling stockholders named therein of (i) the 7,927,931 shares of common stock registered hereby and (ii) the 4,508,451 shares of common stock registered by Registration Statement No. 333-186786, which was declared effective on June 18, 2013, that, to the registrant’s knowledge, have not been sold or otherwise disposed of by the selling stockholders. Accordingly, the combined prospectus relates to a total of 12,436,382 shares of the Company’s common stock, which have been registered under this registration statement and Registration Statement No. 333-186786. This registration statement shall constitute a post-effective amendment to Registration Statement No. 333-186786, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

IES Holdings, Inc. is filing this pre-effective Amendment No. 1 on Form S-3/A to the Registration Statement on Form S-3 (Registration No. 333-215071), originally filed on December 13, 2016 (the “Registration Statement”), as an exhibit-only filing to file an updated consent of Ernst & Young LLP, filed herewith as Exhibit 23.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 2017.

IES HOLDINGS, INC.

By:	/s/ Robert W. Lewey
Name:	Robert W. Lewey
Title:	President and Director

Signature	Title	Date

/s/ Robert W. Lewey	President and Director	February 9, 2017
Robert W. Lewey	(Principal Executive Officer)

*	Senior Vice President, Chief Financial Officer and Treasurer	February 9, 2017
Tracy A. McLauchlin	(Principal Financial Officer)
(Principal Accounting Officer)

*	Director and Non-Executive Vice Chairman of the Board	February 9, 2017
David B. Gendell

*	Director and Non-Executive Chairman of the Board	February 9, 2017
Jeffrey L. Gendell

*	Director	February 9, 2017
Joseph L. Dowling III

*	Director	February 9, 2017
Joe D. Koshkin

*	Director	February 9, 2017
Donald L. Luke

/s/ Todd M. Cleveland	Director	February 9, 2017
Todd M. Cleveland

*By:	/s/ Gail D. Makode
Gail D. Makode, Attorney-in-fact

II-1

EXHIBIT INDEX

Exhibit No.	Description

*1.1 —	Underwriting Agreement

2.1 —	Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.) and Certain of its Direct and Indirect Subsidiaries under Chapter 11 of the Bankruptcy Code, dated March 17, 2006 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 1, 2006)

2.2 —	Stock Purchase Agreement, dated as of July 16, 2006, by and among Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.) and Tontine Capital Overseas Master Fund, L.P. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 17, 2006)

2.3 —	Agreement and Plan of Merger, dated as of March 13, 2013, by and among Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.), MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 13, 2013)

2.4 —	First Amendment to Agreement and Plan of Merger, dated as of July 10, 2013, by and among Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.), MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 10, 2013)

4.1 —	Second Amended and Restated Certificate of Incorporation of IES Holdings, Inc., as amended by the Certificate of Amendment thereto, effective May 24, 2016 (composite). (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2016)

4.2 —	Certificate of Designations of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on From 8-K filed on January 28, 2013)

4.3 —	Amended and Restated Bylaws of IES Holdings, Inc., effective May 24, 2016 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 24, 2016)

4.4 —	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed December 9, 2016)

4.5 —	Tax Benefit Protection Plan Agreement by and between IES Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of November 8, 2016, including the form of Rights Certificate and Summary of Stockholder Rights Plan attached thereto as Exhibits A and B, respectively (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 9, 2016)

4.6 —	Registration Rights Agreement, dated May 12, 2006, by and among Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.), Tontine Capital Partners, L.P. and certain of its affiliates and Southpoint Master Fund, L.P. (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 17, 2006)

4.7 —	First Amendment to Registration Rights Agreement, dated September 11, 2007, by and among Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.), Tontine Capital Partners, L.P. and certain of its affiliates. (Incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed on December 14, 2012)

II-2

Exhibit No.	Description

***5.1 —	Opinion of Andrews Kurth Kenyon LLP as to the legality of the securities being registered

**23.1 —	Consent of Ernst & Young LLP

***23.2 —	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1)

***24.1 —	Powers of Attorney (included in the signature page of this Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering, as applicable.
**	Filed herewith
***	Previously filed

II-3